Ex. 99.3


   CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly represents, in all material respects, the financial condition and results of operations of Golden State Petroleum Transport Corporation.



   /s/ Tor Olav Tr0im
   -----------------------
   Tor Olav Tr0im
   President
   (Chief Executive Officer)



   /s/Kate Blankenship
   Kate Blankenship
   Treasurer
   (Chief Financial Officer)


   Date: May 14, 2004